UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 1, 2011

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 30, 2011, the Board of Directors of Rosetta Stone Inc. unanimously voted to increase the size of its board to nine members and, upon recommendation of the Corporate Governance and Nominating Committee, elected Marguerite W. Kondracke as a director, effective December 1, 2011.  Ms. Kondracke was also elected to the Compensation Committee of the Board.  Ms. Kondracke was assigned to Class III of Rosetta Stone’s classified board.  The next election of Class III directors will be at the 2012 annual meeting of Rosetta Stone’s stockholders.

As a director, Ms. Kondracke will participate in the standard non-employee director compensation arrangements described on pages 14 through 15 of the Company’s 2011 Proxy Statement, filed with the Securities and Exchange Commission on April 15, 2011.

A copy of the press release in which her election was announced is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 1, 2011